UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2024
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition and Separation Agreement with Mathew Hulett

On April 29, 2024, PetMed Express, Inc. (the “Company”) and Mathew Hulett entered into a Transition and Separation Agreement pursuant to which Mr. Hulett resigned as President and Chief Executive Officer, and also as a director, of the Company effective April 29, 2024 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Hulett will remain employed by the Company through May 10, 2024 to assist the Company in transition matters, and the Company will pay Mr. Hulett severance compensation thereafter in the form of the continuation of his base salary and reimbursement of COBRA premiums through August 30, 2024, which was the scheduled expiration date of his employment agreement. The Separation Agreement also provides that the Company will accelerate the vesting of Mr. Hulett’s remaining unvested shares of restricted common stock (consisting of 30,000 shares) previously granted under a Restricted Stock Agreement between the Company and Mr. Hulett. Mr. Hulett has agreed to a general release and waiver of claims against the Company as a condition receiving the foregoing amounts, and he has agreed to provide the Company, on an as-needed and as-requested basis, such consulting services as the Company may from time to time reasonably request, up to a maximum of five hours during each calendar week, through August 30, 2024.

Appointment of Sandra Campos as CEO; Executive Employment Agreement with Ms. Campos

On April 29, 2024, the Company appointed Sandra Campos, an existing director of the Company, as the Company’s new Chief Executive Officer and President. On the same date, the Company and Ms. Campos entered into an Executive Employment Agreement setting forth the terms under which Ms. Campos will be employed by the Company as Chief Executive Officer and President (the “Employment Agreement”). Ms. Campos will continue to serve as a director of the Company for so long as she remains Chief Executive Officer and President.

Ms. Campos, age 57, has served as a member of the Company’s board of directors since May 17, 2023, and a member of the Audit, Compensation, and Corporate Governance and Nominating committees from May 17, 2023 to April 29, 2024. Ms. Campos served as the chief executive officer of DVF (Diane von Furstenberg), a luxury fashion brand, from April 2018 to November 2020. Prior to joining DVF, Ms. Campos was the co-president, Women’s Apparel, of Global Brands Group Holding Limited (a branded apparel, footwear and brand management company) from 2015 to April 2018, which included the Juicy Couture, Bebe, Buffalo, Tretorn, BCBG and Herve Leger brands. Ms. Campos also has held leadership roles prior thereto with apparel companies Polo Ralph Lauren and Nautica International. Ms. Campos also founded Fashion Launchpad (a continuing education platform for retail and fashion professionals) in June 2020, and created Dream out Loud in partnership with Selena Gomez (the first teen celebrity brand management company) which was established in 2009, and launched at retail in 2010. After her departure from DVF, Ms. Campos served as the chief executive officer of Project Verte Inc. (a retail technology and supply chain solutions provider) from November 2020 until November 2021. A receivership proceeding was filed against Project Verte Inc. in August 2022 in the Delaware Court of Chancery. The receiver subsequently filed a bankruptcy proceeding under Chapter 7 of the U.S. Bankruptcy Code with respect to Project Verte Inc. in January 2023 in the U.S. Bankruptcy Court for the District of Delaware. Ms. Campos has been a member of the board of directors of Big Lots (NYSE:BIG), and a member of its audit committee and capital allocation planning committee since May 2021, as well as a director of various private companies.

Ms. Campos’ Employment Agreement provides for an initial employment term of 3 years and for automatic renewal for successive 1-year terms thereafter unless either party provides notice of nonrenewal at least 60 days prior to the end of the then-current term. As provided in the Employment Agreement, Ms. Campos will serve the Company on a full-time basis and will receive an annual base salary of $550,000, which may be increased in the discretion of the board of directors (but may not be decreased other than as part of a proportionate reduction in management salaries and wages applicable to all senior management). Ms. Campos will receive a signing bonus of $120,000, which is subject to repayment if Ms. Campos leaves the Company within one year under circumstances detailed in the Employment Agreement. Ms. Campos will also receive customary expense reimbursement (in accordance with the Company’s standard policies), and will receive the medical, health, and other benefits provided to Company employees generally, including participation in the Company’s 401(k) plan on the same basis as other employees generally. The Employment Agreement provides that Ms. Campos will be eligible to receive an annual performance bonus based on annual performance goals determined by the Company’s board of directors, with a target annual bonus of 100% of Ms. Campos’ base salary and a maximum bonus of 200% of base salary. The agreement includes customary restrictive covenants, including confidentiality and non-solicitation covenants and a one-year post-employment non-compete restriction.

Under the Employment Agreement, Ms. Campos will be entitled to equity grants under the Company’s current or future equity plan, as follows: On April 29, 2024, Ms. Campos will receive a grant of restricted stock units (“RSUs”) under the Company’s 2022 Employee Equity Compensation Plan for a number of RSUs equal to $2.0 million divided by the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. Such RSUs will vest in one-third increments on each of the first 3 anniversaries of the date of grant so long as Ms. Campos continues to be employed by the Company on each vesting date, and such RSUs will otherwise contain the standard provisions for RSU grants by the Company. Thereafter, Ms. Campos will be entitled to annual grants of RSUs and performance stock units (“PSUs”) having an aggregate value per grant of $750,000 for the annual RSU grant and $750,000 for the annual PSU grant, with such value being calculated based on the closing price of the Company’s common stock on the date of grant but subject to a floor of $4.00 per share. The RSUs included in any such annual grants will vest in the same manner as the initial RSU grant, and the PSUs will have a 3-year performance period and such performance goals and other terms as shall be determined by the Company’s board of directors.

The Employment Agreement provides that Ms. Campos’ employment may be terminated by either the Company or Ms. Campos at any time prior to the scheduled expiration date of the agreement, subject to notice requirements and subject to certain potential severance payment obligations based on the nature of the termination. Specifically, Ms. Campos’ employment may be terminated by the Company with or without “Cause” (as defined in the Employment Agreement) or by Ms. Campos with or without “Good Reason” (as defined in the Employment Agreement). “Cause” is customarily defined to include a material breach of the Employment Agreement, commission of a felony, and certain types of dishonesty and misconduct, all as more particularly defined in the Employment Agreement. “Good Reason” includes certain material adverse changes in Ms. Campos’ duties, responsibilities, functions or title with the Company or a material breach of the Employment Agreement by the Company, as more particularly defined in the Employment Agreement.

In the event that the Company terminates Ms. Campos’ employment without Cause or determines not to renew the Employment Agreement upon expiration, or Ms. Campos resigns for Good Reason in the manner described or required in the Employment Agreement, the agreement provides that Ms. Campos will be entitled to receive, contingent on Ms. Campos delivering a general release of claims to the Company, severance compensation in the form of continuation of her base salary in effect at the time of termination, as well as reimbursement for COBRA premiums, for a period of 12 months after termination. If such termination of employment occurs during the 12-month period following a “Change of Control” (as defined in the Employment Agreement), then Ms. Campos would be entitled to receive, contingent on delivery of a general release to the Company, severance compensation in the form of continuation of her base salary in effect at the time of termination and reimbursement for COBRA premiums for a period of 24 months (or 18 months for COBRA reimbursement) after termination, and she will also be entitled to receive a pro rata amount of her target bonus for the year of termination, accelerated vesting of all unvested RSUs then held by her, and vesting of unvested PSUs then held by her in the manner specified in the Employment Agreement.

* * *

The foregoing does not purport to be a complete description of the Separation Agreement and the Employment Agreement and is qualified in its entirety by reference to the full text of such agreements, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 29, 2024, the Company issued a press release announcing the appointment of Ms. Campos as Chief Executive Officer and President of the Company and the departure of Mr. Hulett. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Transition and Separation Agreement, dated April 29, 2024, between the Company and Mathew Hulett.
10.2	Executive Employment Agreement, dated April 29, 2024, between the Company and Sandra Campos.
99.1	Press Release dated April 29, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 29, 2024

PETMED EXPRESS, INC.

By:	/s/ Christine Chambers
Name:	Christine Chambers
Title:	Chief Financial Officer and Treasurer
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